QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Univision Subsidiaries

Name	Jurisdiction of Incorporation or Organization
Ask Jeeves en Espanol LLC	Delaware (joint venture—50% ownership)
Ask Jeeves en Espanol, Inc.	Delaware (joint venture—50% ownership)
Atlanta Station LLC	Delaware
Disa LLC	Delaware
Galavision, Inc.	Delaware
Golden Boy Online, LLC	California
Hollywood, Florida Station LLC	Delaware
Houston Station LLC	Delaware
HPN Numbers, Inc.	Delaware
Illinois Station LLC	Delaware
Massachusetts Station LLC	Delaware
New Jersey Station LLC	Delaware
Notivision S.A. de C.V.	Mexico
Ohio Station LLC	Delaware
PTI Holdings, Inc.	Delaware
Songs of Univision, Inc.	Delaware
Southern California Station LLC	Delaware
Station Works LLC	Delaware
Sunshine Acquisition Corp.	California
Sunshine Acquisition Limited Partnership	California
Tampa Station LLC	Delaware
Telefutura	Delaware
Telefutura Network Inc. (fka TF Corp.)	Delaware
Univision AT Acquisition Corp.	Delaware
Univision Dallas LLC	Delaware (doing business in Texas as UVN Dallas LLC)
Univision Melodies, Inc.	Delaware
Univision Music LLC	Delaware
Univision Music, Inc	Delaware
Univision Network Limited Partnership	Delaware
Univision of Atlanta Inc.	Delaware
Univision of Dallas Inc.	Delaware
Univision of Florida Inc.	Delaware
Univision of Hollywood, Florida Inc.	Delaware
Univision of Houston Inc.	Delaware
Univision of Illinois Inc.	Delaware
Univision of Massachusetts Inc.	Delaware
Univision of Melbourne Inc.	Delaware
Univision of Miami Inc.	Florida
Univision of Miami Productions Inc.	Florida
Univision of New Jersey Inc.	Delaware
Univision of Ohio Inc.	Delaware
Univision of Puerto Rico Inc.	Delaware
Univision of Southern California Inc.	Delaware (doing business in California as KHSC-TV Channel 46)
Univision of Tampa Inc.	Delaware
Univision of Vineland Inc.	Delaware
Univision of Virginia Inc.	Delaware

Univision Online, Inc.	Delaware
Univision Partnership of Atlanta	Delaware
Univision Partnership of Dallas	Delaware
Univision Partnership of Hollywood, Florida	Delaware
Univision Partnership of Houston	Delaware
Univision Partnership of Illinois	Delaware
Univision Partnership of Massachusetts	Delaware
Univision Partnership of New Jersey	Delaware
Univision Partnership of Ohio	Delaware
Univision Partnership of Southern California	Delaware
Univision Partnership of Tampa	Delaware
Univision Partnership of Vineland	Delaware
Univision Songs, Inc.	Delaware
Univision Spanish Media Inc.	Delaware
Univision Sports, LLC	Delaware
Univision Television Group, Inc	Delaware
Univision-EV Holdings, LLC	Delaware
UNLP Mexico, S.A. de C.V.	Mexico
Vineland Station LLC	Delaware
Vision Latina S.A. de C.V.	Mexico
Whitehead Media of California, Inc.	Delaware
Golden Link TV, Inc.	Delaware
KWEX License Partnership, G.P.	California
KUVN License Partnership, G.P.	California
KMEX License Partnership, G.P.	California
KDTV License Partnership, G.P.	California
KFTV License Partnership, G.P.	California
KTVW License Partnership, G.P.	California
KXLN License Partnership, G.P.	California
WGBO License Partnership, G.P.	California
WXTV License Partnership, G.P.	California
WLTV License Partnership, G.P.	California
KUVS License Partnership, G.P.	California
KUVI License Partnership, G.P.	California
Subs formed to hold FCC licenses associated with Equity Broadcasting Stations:
Univision Southwest LLC	Delaware
Univision Partnership of Douglas	Delaware
Univision Partnership of Flagstaff	Delaware
Univision Partnership of Floresville	Delaware
Univision Partnership of Phoenix	Delaware
Univision Partnership of San Antonio	Delaware
Univision Partnership of Tucson	Delaware

QuickLinks

Univision Subsidiaries